SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 8, 2016

DAVE & BUSTER’S ENTERTAINMENT, INC.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	001-35664 (Commission File Number)	35-2382255 (IRS Employer Identification Number)

2481 Manana Drive

Dallas TX 75220

(Address of principal executive offices)

Registrant’s telephone number, including area code: (214) 357-9588

Check the appropriate box if the Form 8-K filing is intended to simultaneously satisfy the reporting obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act
☐	Soliciting material pursuant to Rule 14a-12 of the Exchange Act
☐	Pre-commencement communications pursuant to Rule 14d-2(b) Exchange Act
☐	Pre-commencement communications pursuant to Rule 13e-4(c) Exchange Act

Item 5.02.	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On August 8, 2016 the Company announced that Victor L. Crawford has been elected to the Board of Directors of the Company.

Victor L. Crawford, 55, has served as Chief Operating Officer for the Healthcare, Education and Facilities businesses of Aramark, a leading global provider of food, facilities and uniform services to education, healthcare, business and industry, and sports, leisure and corrections clients, since September 2012. Mr. Crawford served in various capacities, most recently as President, North America, of Pepsi Beverage Company, a division of PepsiCo, Inc., from 2005 to September 2012. Prior to that, Mr. Crawford served in various capacities with Marriott International, Inc., most recently as Chief Operating Officer, Eastern Division, North American Lodging operations from 2000 to 2005. Mr. Crawford brings substantial food and beverage, distribution, hospitality, and strategic experience to our Board of Directors.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

99	Press release dated August 8, 2016.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DAVE & BUSTER’S ENTERTAINMENT, INC.

Date: August 8, 2016	By:	/s/ Jay L. Tobin
Jay L. Tobin
Senior Vice President, General Counsel
and Secretary